EXHIBIT 4.7


                             THEGLOBE.COM, INC.
                    NONQUALIFIED STOCK OPTION AGREEMENT
                    -----------------------------------



          THIS AGREEMENT, made as of the 15th day of April, 1999 (the "Grant Date"), by and between theglobe.com, inc. (the "Company"), and _____ _____ (the "Optionee").

          WHEREAS, this Option is being granted pursuant to the Employment Agreement, dated April 15th, 1999, between Attitude Network, Ltd.
("Attitude"), the Company and the Optionee (the "Employment Agreement") and is not being granted pursuant to the theglobe.com, inc. 1998 Stock Option Plan (the "Plan").

          NOW, THEREFORE, the parties hereto agree as follows:

     1.   Grant of Option.
          ----------------

          1.1 The Company hereby grants to the Optionee the right and option (the "Option") to purchase all or any part of an aggregate of 25,000 whole Shares subject to, and in accordance with, the terms and conditions set forth in this Agreement.

          1.2 The Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

          1.3 This Agreement is subject to the Employment Agreement (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Employment Agreement.

     2.   Purchase Price.
          ---------------

          The price at which the Optionee shall be entitled to purchase Shares upon the exercise of the Option shall be $67.625 per Share (the Fair Market Value of a Share on the Grant Date).

     3.   Duration of Option.
          -------------------

          The Option shall be exercisable to the extent and in the manner provided herein for a period of ten (10) years from the Grant Date (the "Exercise Term"); provided, however, that the Option may be earlier terminated as provided in Section 6 hereof; provided, further, that the Option may, upon the death of the Optionee, be later exercised for up to one (1) year following the date of the Optionee's death if such death occurs prior to the tenth anniversary of the Grant Date.

     4.   Exercisability of Option.
          -------------------------

          Unless otherwise provided in this Agreement, the Option shall entitle the Optionee to purchase, in whole at any time or in part from time to time, subject to the Optionee's continued employment with Attitude, the Company or a Subsidiary, 100% of the total number of Shares covered by the Option less the number of Shares previously acquired upon exercise of any portion of the Option on and after the first anniversary of the Grant Date.

     5.   Manner of Exercise and Payment.
          -------------------------------

          5.1 Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice delivered in person or by mail to the Controller of the Company, at its principal executive offices, 31 West 21st Street, New York, NY 10010. Such notice shall be substantially in the form attached hereto as Exhibit A, shall state that the Optionee is electing to exercise the Option and the number of Shares in respect of which the Option is being exercised and shall be signed by the person or persons exercising the Option. If requested by the Committee, such person or persons shall (i) deliver this Agreement to the Secretary of the Company who shall endorse thereon a notation of such exercise and (ii) provide satisfactory proof as to the right of such person or persons to exercise the Option.

          5.2 The notice of exercise described in Section 5.1 hereof shall be accompanied by the full purchase price for the Shares in respect of which the Option is being exercised, in cash, or, if permitted by the Committee, by transferring Shares, either actually or by attestation, to the Company having a Fair Market Value on the day preceding the date of exercise equal to the cash amount for which such Shares are substituted. In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures which, from time to time, are deemed acceptable by the Committee.

          5.3 Upon receipt of notice of exercise and full payment for the Shares in respect of which the Option is being exercised, the Company shall, subject to Section 16 hereof, take such action as may be necessary to effect the transfer to the Optionee of the number of Shares as to which such exercise was effective. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

          5.4 The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to the Option until (i) the Option shall have been exercised pursuant to the terms of this Agreement and the Optionee shall have paid the full purchase price for the number of Shares in respect of which the Option was exercised, (ii) the Company shall have issued and delivered the Shares to the Optionee, and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company, whereupon the Optionee shall have full voting and other ownership rights with respect to such Shares, subject to the terms of this Agreement.

     6. Termination of Option. Subject to Section 7 hereof, the Option shall terminate on the date which is the tenth anniversary of the Grant Date (or if later, the first anniversary of the date of the Optionee's death if such death occurs prior to such tenth anniversary), unless terminated earlier as follows:

          6.1 If the employment of the Optionee by Attitude, the Company or a Subsidiary is terminated by mutual agreement of the parties hereto, by Attitude , the Company or a Subsidiary for any reason other than Disability, death or Cause, by the Optionee for any reason, or if Attitude or the Subsidiary then employing the Optionee ceases to be a Subsidiary, the Optionee may for a period of three (3) months after such termination or cessation exercise his Option to the extent, and only to the extent, that such Option or portion thereof was exercisable as of the date of such termination or cessation, after which time the Option shall automatically terminate in full; provided, however, that if at the time the Optionee terminates his employment, the Optionee had engaged in conduct constituting Cause, the Option shall immediately terminate in full and no rights hereunder may be exercised.

          6.2 If the employment of the Optionee by Attitude, the Company or a Subsidiary is terminated by reason of Disability, the Optionee may, for a period of twelve (12) months after such termination, exercise the Option to the extent, and only to the extent, that such Option or portion thereof was exercisable, as of the date of such termination, after which time the Option shall automatically terminate in full.

          6.3 If the employment of the Optionee by Attitude, the Company or a Subsidiary is terminated for Cause before the first anniversary of the date of the Employment Agreement, the Option shall immediately terminate in full and no rights hereunder may be exercised.

          6.4 If the employment of the Optionee by Attitude, the Company or a Subsidiary is terminated by reason of his death, the Option may be exercised at any time within twelve (12) months after the Optionee's death by the person or persons to whom such rights under the Option shall pass by will, or by the laws of descent or distribution, after which time the Option shall terminate in full; provided, however, that an Option may be exercised to the extent, and only to the extent, that the Option or portion thereof was exercisable on the date of death. If the Optionee dies within three (3) months after termination as described in Section 6.1 hereof or within twelve (12) months after termination as described in Section 6.2 hereof, the Option granted to the Optionee may be exercised at any time within twelve (12) months after the Optionee's death by the person or persons to whom such rights under the Option shall pass by will, or by the laws of descent or distribution, after which time the Option shall terminate in full; provided, however, that an Option may be exercised to the extent, and only to the extent, that the Option or portion thereof was exercisable on the date of termination.

          6.5 The Option, to the extent not exercisable, shall terminate immediately upon the Optionee's termination of employment with Attitude, the Company or a Subsidiary for any reason.

          6.6 For purposes of this Section 6, the Optionee shall not be treated as terminated for so long as he is an employee of Attitude, the Company or a Subsidiary.

     7.   Effect of Change in Control.
          ----------------------------

          Notwithstanding anything contained in this Agreement to the contrary, in the event of a Change in Control, the Option shall become immediately and fully exercisable. In the event an Optionee's employment terminates following a Change in Control, the Option shall remain exercisable until the earlier of the first anniversary of the termination of the Optionee's employment or the expiration of the stated term of the Option.

     8.   Non-Transferability.
          --------------------

          The Option shall not be transferable other than by will or by the laws of descent and distribution or pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act), and the Option shall be exercisable during the lifetime of the Optionee only by the Optionee or his guardian or legal representative.

     9.   Limitation on Rights.
          ---------------------

          Nothing in this Agreement shall be interpreted or construed to confer upon the Optionee any right with respect to continuance of employment by Attitude, the Company or any of its or their affiliates, nor shall this Agreement interfere in any way with the right of Attitude, the Company or any of its or their affiliates to terminate the Optionee's employment at any time.

     10.  Adjustments.
          ------------

          10.1 In the event of a Change in Capitalization, the Committee shall make appropriate adjustments, if any, to the number and class of Shares or other stock or securities subject to the Option and the purchase price for such Shares or other stock or securities. The Committee's adjustment shall be effective and final, binding and conclusive for all purposes of this Agreement.

          10.2 If, by reason of a Change in Capitalization, the Optionee shall be entitled to exercise the Option with respect to new, additional or different shares of stock or securities, such new, additional or different shares shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares subject to the Option prior to such Change in Capitalization.

     11.  Effect of a Merger, Consolidation or Liquidation.
          -------------------------------------------------

          Subject to Section 7 hereof, upon the effective date of (i) the liquidation or dissolution of the Company or (ii) a merger or consolidation of the Company (a "Transaction"), the Option shall continue in effect in accordance with its terms and the Optionee shall be entitled to receive in respect of all Shares subject to the Option, upon exercise of the Option, the same number and kind of stock, securities, cash, property or other consideration that each holder of Shares was entitled to receive in the Transaction in respect of a Share; provided, however, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions and restrictions which were applicable to the Option prior to such Transaction.

     12.  Withholding of Taxes.
          ---------------------

          At such times as the Optionee recognizes taxable income in connection with the receipt of Shares hereunder (a "Taxable Event"), the Optionee shall pay to the Company an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the "Withholding Taxes") prior to the issuance of such Shares. The Company and Attitude shall have the right to deduct from any distribution of cash to the Optionee an amount equal to the Withholding Taxes with respect to the Option.

     13.  Pooling Transactions.
          ---------------------

          Notwithstanding anything contained in this Agreement to the contrary, in the event of a Change in Control which is also intended to constitute a Pooling Transaction, the Committee shall take such actions, if any, as are specifically recommended by an independent accounting firm retained by the Company to the extent reasonably necessary in order to assure that the Pooling Transaction will qualify as such, including but not limited to (a) deferring the vesting, exercise, payment, settlement or lapsing of restrictions with respect to the Option, (b) providing that the payment or settlement in respect of the Option be made in the form of cash, Shares or securities of a successor or acquirer of the Company, or a combination of the foregoing, and (c) providing for the extension of the term of any Option to the extent necessary to accommodate the foregoing, but not beyond the maximum term permitted for any Option.

     14.  Modification of Agreement.
          --------------------------

          This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

     15.  Severability.
          -------------

          Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

     16.  Registration of Shares.
          -----------------------

          16.1 Prior to the time that the Option first becomes exercisable in accordance with the terms of this Agreement, the Company shall cause the Shares underlying the Option to be registered with the Securities and Exchange Commission and listed on the National Association of Securities Dealers Automated Quotation System if not already listed. The Option is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to this Agreement is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of Shares, no payment shall be made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee. The Board may make such changes to the Option as may be necessary or appropriate to comply with the rules and regulations of any governmental authority.

          16.2 Notwithstanding anything contained in this Agreement to the contrary, in the event that the disposition of Shares acquired pursuant this Agreement is not covered by a then current registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Committee may require the Optionee, as a condition precedent to receipt of Shares hereunder, to represent and warrant to the Company in writing that the Shares acquired by him are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately amended to reflect their status as restricted securities as aforesaid.

     17.  Governing Law.
          --------------

          17.1 The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

          17.2 The obligation of the Company to sell or deliver Shares covered by the Option shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

     18.  Successors in Interest.
          -----------------------

          This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Optionee's legal representatives. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Optionee's heirs, executors, administrators and successors.

     19.  Resolution of Disputes.
          -----------------------

          Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Optionee and the Company for all purposes.

     20.  Interpretation.
          ---------------

          20.1 The grant of the Option pursuant hereto is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of this Agreement in a manner consistent therewith. Any provisions inconsistent with such rule shall be inoperative and shall not affect the validity of this Agreement.

          20.2 The Option is intended to be Performance-Based Compensation. The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to this Option if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to this Option to fail to qualify as Performance-Based Compensation.

     21.  Administration.
          ---------------

          21.1 This Agreement shall be administered by the Committee. The Committee shall consist of at least two (2) Directors and may consist of the entire Board; provided, however, that (A) if the Committee consists of less than the entire Board, each member shall be a Nonemployee Director and
(B) to the extent necessary for any Option intended to qualify as Performance-Based Compensation to so qualify, each member of the Committee, whether or not it consists of the entire Board, shall be an Outside Director. For purposes of the preceding sentence, if one or more members of the Committee is not a Nonemployee Director and an Outside Director but recuses himself or herself or abstains from voting with respect to a particular action taken by the Committee, then the Committee, with respect to that action, shall be deemed to consist only of the members of the Committee who have not recused themselves or abstained from voting.

          21.2 No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Agreement. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Agreement or in authorizing or denying authorization to any transaction hereunder.

          21.3 Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:

               (a) to construe and interpret this Agreement and to establish, amend and revoke rules and regulations for the administration of this Agreement, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in this Agreement, in the manner and to the extent it shall deem necessary or advisable, including so that this Agreement complies with Rule 16b-3 under the Exchange Act, the Code to the extent applicable and other applicable law, and otherwise to make this Agreement fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final, binding and conclusive upon the Company, its Subsidiaries, the Optionee, and all other persons having any interest herein;

               (b) to determine the duration and purposes for leaves of absence which may be granted to the Optionee on an individual basis without constituting a termination of employment or service for purposes of this Agreement;

               (c) to exercise its discretion with respect to the powers and rights granted to it as set forth in this Agreement; and

               (d) generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to this Agreement.

     22.  Definitions.
          ------------

          For purposes of this Agreement:

          22.1 "Board" means the Board of Directors of the Company.

          22.2 "Cause" shall have the meaning ascribed to it in the Employment Agreement.

          22.3 "Change in Capitalization" means any increase or reduction in the number of Shares, or any change (including, but not limited to, in the case of a spin-off, dividend or other distribution in respect of Shares, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

          22.4 A "Change in Control" shall mean the occurrence of any of the following:

               (a) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange
Act) of thirty percent (30%) or more of the then outstanding Shares or the combined voting power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred pursuant to this Section 22.4(a), Shares or Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Majority-Owned Subsidiary"), (ii) the Company or its Majority-Owned Subsidiaries, or (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

               (b) The individuals who, as of the date hereof are members of the Board of Directors of the Company (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; or

               (c) The consummation of:

                    (i) A merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued, unless such merger, consolidation or reorganization is a Non-Control Transaction.

                    A "Non-Control Transaction" shall mean a merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued where:

                         (A) the stockholders of the Company, immediately
before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

                         (B) the individuals who were members of the
Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Corporation, and

                         (C) no Person other than (1) the Company, (2) any
Majority-Owned Subsidiary, (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation or reorganization, was maintained by the Company or any Majority-Owned Subsidiary, or (4) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of thirty percent (30%) or more of the then outstanding Voting Securities or Shares, has Beneficial Ownership of thirty percent (30%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities or its common stock.

                    (ii) A complete liquidation or dissolution of the Company; or

                    (iii) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Majority-Owned Subsidiary or the distribution to the Company's stockholders of the stock of a Majority-Owned Subsidiary or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or Voting Securities as a result of the acquisition of Shares or Voting Securities by the Company which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Shares or Voting Securities which increases the percentage of the then outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

          22.5 "Code" means the Internal Revenue Code of 1986, as amended.

          22.7 "Committee" means the committee, appointed by the Board from time to time to administer the Plan and to perform the functions set forth therein.

          22.8 "Director" means a director of the Company.

          22.9 "Disability" shall have the meaning ascribed to it in the Employment Agreement.

          22.10 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          22.11 "Fair Market Value" on any date means the closing sales prices of the Shares on such date on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if such Shares are not so listed or admitted to trading, the average of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Shares on such date, the value established by the Committee in good faith.

          22.12 "Nonemployee Director" means a director of the Company who is a "nonemployee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act.

          22.13 "Outside Director" means a director of the Company who is an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

          22.14 "Performance-Based Compensation" means any Option that is intended to constitute "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, and the regulations promulgated thereunder.

          22.15 "Pooling Transaction" means an acquisition of the Company in a transaction which is intended to be treated as a "pooling of interests" under generally accepted accounting principles.

          22.16 "Shares" means the common stock, par value $0.001 per share, of the Company.

          22.17 "Subsidiary" means any corporation which is a subsidiary corporation (within the meaning of Section 424(f) of the Code) with respect to the Company.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                    theglobe.com, inc.



                                    By:
                                       ------------------------------------
                                       Name:
                                       Title:

Attest:


----------------------------------
     Secretary



----------------------------------
     [Optionee]

                                                                  Exhibit A

                             NOTICE OF EXERCISE

theglobe.com, inc.
31 W. 21st Street
New York, NY  10010                           Date of Exercise:
                                                               ------------



Ladies and Gentlemen:

     This constitutes notice under my Nonqualified Stock Option Agreement (the "Option Agreement") that I elect to purchase the number of shares for the price set forth below.



Stock option dated:          _____________________


Number of shares as to
which option is exercised:   _____________________


Certificates to be issued
in name of:                 ______________________


Total exercise price:       $ ____________________


Cash payment delivered
herewith:                   $ ____________________




     By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms the Option Agreement, and (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option.



                              Very truly yours,





                              [Name]

                              Address: